EXHIBIT 10.90.10

                           GMAC COMMERCIAL FINANCE LLC
                           1290 Avenue of the Americas
                            New York, New York 10104


                                                                 August 14, 2003


TARRANT APPAREL GROUP
TAG MEX, INC.
FASHION RESOURCE (TCL), INC.
UNITED APPAREL VENTURES, LLC
3151 East Washington Boulevard
Los Angeles, CA 90023

                        Re: WAIVER, CONSENT AND AMENDMENT

Gentlemen:

         Reference is made to the Revolving Credit, Factoring and Security Agreement, dated as of January 21, 2000, by and among Tarrant Apparel Group ("Tarrant"), Tag Mex, Inc. ("Tag"), Fashion Resource (TCL), Inc. ("Fashion"), United Apparel Ventures, LLC ("United"; and together with Tarrant, Tag and Fashion, each, individually, a "Borrower" and collectively, the "Borrowers") and GMAC Commercial Finance LLC, as successor by merger to GMAC Commercial Credit LLC, as agent (as a lender and as successor in interest to Finova Capital Corporation and Sanwa Bank California, the "Agent"), and the Lenders from time to time parties thereto (as heretofore amended, and as the same now exists or may hereafter be amended, restated, renewed, replaced, substituted, supplemented, extended, or otherwise modified, the "CREDIT AGREEMENT"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

A.       WAIVER

         1. The Borrowers have advised Agent that, for the quarter period ended June 30, 2003; (i) Borrowers' Tangible Net Worth was less than $75,000,000, the minimum Tangible Net Worth permitted as at June 30, 2003 under
Section 7.5(a) of the Credit Agreement; (ii) Borrowers' Fixed Charge Coverage Ratio was less than 0.7 to 1.0, the minimum Fixed Charge Coverage Ratio permitted as at June 30, 2003 under Section 7.5(b) of the Credit Agreement, and
(iii) Borrowers' Total Leverage Ratio was greater than 2.5 to 1.0, the maximum Total Leverage Ratio permitted as at June 30, 2003 under Section 7.5(d) of the Credit Agreement. In addition, Borrowers failed to comply with Section 5.15 of the Credit Agreement, which Section requires Borrowers (x) to refrain from commingling the collections of Receivables with Borrowers' funds and to refrain from using such collections for any purpose other than to pay the Obligations and (y) upon request, to deliver to Agent in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness of Customers. As a result of such noncompliance, Events of Default have occurred and are continuing under subsection (e) of Article XI (EVENTS OF DEFAULT) of the Credit Agreement (the "SUBJECT EVENTS OF DEFAULT").

         2. The Borrowers have requested that Agent waive the Subject Events of Default, and Agent has agreed to, and hereby does, waive such Subject Events of Default subject to the terms and conditions set forth herein; it being acknowledged that, Agent does not waive any Events of Default other than the Subject Events of Default as at June 30, 2003 specified above, and Agent hereby reserves all rights and remedies granted to Agent under the Credit Agreement, the Other Documents, applicable law or otherwise, and nothing contained herein shall be construed to limit, impair or otherwise affect the right of Agent to declare a Prospective Event of Default or an Event of Default with respect to any future non-compliance with any covenant, term or provision of the Credit Agreement or any of the Other Documents now or hereafter executed and/or delivered in connection therewith.

B.       CONSENT

         1. Pursuant to a memorandum dated June 27, 2003 re: Tarrant Apparel Group's Acquisition of License to "American Rag Cie" Trademark and Equity Interest in American Rag Compagnie, addressed to Steve Soll from John McIvery (the "Memorandum") and discussions among the Borrowers and Agent and their respective representatives in connection with the Memorandum, Borrowers have advised Agent of their interest in acquiring certain assets and interests in certain assets of American Rag Cie II, a California corporation ("ARCII") and American Rag Compagnie, a California corporation ("ARC"), including certain rights to the American Rag Cie trademarks (collectively, the "Acquisition Transaction").

         2. Borrowers have requested that Agent consent to the Acquisition Transaction. Borrowers have agreed to grant or cause to be granted certain security interests and liens in and upon assets and other interests in assets acquired in the Acquisition Transaction and certain other assets as required by Agent in its sole and absolute discretion. Subject to the terms and conditions of this agreement, Agent has agreed to consent to the Acquisition Transaction, PROVIDED, THAT, Borrowers shall, to the satisfaction of Agent, as determined in Agent's sole and absolute satisfaction:

                  a. Comply timely and completely with all due diligence requests made by Agent and its counsel in connection with the Acquisition Transaction, including, without limitation, provide information and documentation in connection with:

                           i. the transfer of the assets of Industries West, Inc. ("IW") to ARCII;

                           ii. the spinoff of IW's capital stock of ARCII to the principals of IW;

                           iii. the corporate name change of Rocky Apparel, Inc. to Private Brands, Inc. ("Private");

                           iv. the License Agreement between ARCII and Private regarding Private's use of the American Rag Cie trademarks (the "ARC Trademarks");

                           v. the Distribution Agreement between Private and Federated;

                           vi. the company formation documents, including, without limitation, the Operating Agreement, and capital structure for American Rag Cie, LLC ("ARCLLC");

                           vii. contribution of substantially all of the assets of ARCII to ARCLLC;

                           viii. the issuance of a promissory note by Tarrant to ARCLLC, and the subsequent distribution of that promissory note to Mark Werts;

                           ix.      the Shareholder's Agreement for ARC;

                           x. a detailed listing of all trademarks, trade names and other intellectual property owned, licensed, used or contemplated to be owned, licensed or used by Private including, the ARC Trademarks;

                           xi. UCC, tax lien, judgment and pending litigation searches against Private and Rocky Apparel, Inc. and any other Affiliate of Tarrant party to the Acquisition Transaction in the jurisdiction of incorporation of each such entity and in all jurisdictions in which such entities do business or maintain assets; and

                           xii. such other information and documentation as may be requested or required by Agent, in its sole and absolute discretion, in connection with the Acquisition Transaction and the entities party thereto.

                  b. Execute and deliver, in form and content satisfactory to Agent, all notes, instruments, mortgages, pledges, agreements and other documentation required by Agent, in its sole and absolute discretion, in connection with the Acquisition Transaction, including obtaining a first priority security interest in Private's right to the ARC Trademarks (subject to any existing security interest in favor of the ARC shareholders) and all other assets and interests in assets acquired by Private, Tarrant or any Affiliate of Tarrant in connection with the Acquisition Transaction; it being acknowledged that Private shall grant to Agent security interests in and liens upon all of its now owned or hereafter acquired assets and interests in assets, whether owned, used or licensed. Notwithstanding the foregoing, Agent's security interest in the equity of ARCLLC and ARC acquired by Tarrant shall be subject to a first priority security interest in such equity granted by Tarrant to ARCLLC to secure repayment of the promissory note issued by Tarrant to ARCLLC as a contribution to capital (which note and related security interest will be subsequently assigned to Mark Werts). The agreements and documentation requested below is based on Agent's present understanding of the Memorandum and such requested documentation and agreements may be modified or supplemented, in Agent's sole discretion, as a result of Agent's due diligence review of the Acquisition Transaction and the entities in connection therewith. Based upon Agent's present understanding, such documents may include, without limitation:

                           i.       Amendment to Credit Agreement by Borrowers;

                           ii. Pledge Agreements regarding the grant of a security interest in the 45% of equity interests in ARC and ARCLLC in favor of GMACCF (subject to the first priority security interest granted by Tarrant to ARCLLC and subsequently assigned to Mark Werts);

                           iii. Pledge of 100% equity interest in Private by Tag;

                           iv.      Guaranty  and  General  Security   Agreement
                                    executed by Private granting a lien on all of such entity's assets;

                           v.       Collateral   Assignment   of  Rights   Under
                                    License Agreement by Private;

                           vi.      Depository    Account   Control    Agreement
                                    executed by Private;

                           vii. Trademark Collateral Assignment and Security Agreement by Private covering all trademarks now existing or hereafter owned, licensed or used by Private, including, without limitation the ARC Trademarks;

                           viii.    Assignment   of   45%   interest   in   cash
                                    distributions by ARCLLC to Tarrant under the Operating Agreement;

                           ix.      Consent by ARCLLC to  Assignment  of Private
                                    Brand's  rights  in  License   Agreement  to
                                    Agent;

                           x.       Company    and    corporate    authorization
                                    documentation for the foregoing and the Acquisition Transaction;

                           xi. UCC financing statements and amendments with respect to Tarrant and its Affiliates as required by Agent; and

                           xii. such other notes, instruments, mortgages, pledge agreements and other documents with respect to Tarrant and its Affiliates as may be required by Agent in connection with the Acquisition Transaction, it being acknowledged, confirmed and agreed by Borrowers' that (x) Borrowers' failure to timely and completely comply with the Agent's due diligence requests summarized in Section B.2.a. above, as determined by Agent in its sole and absolute discretion, or (y) Borrowers' failure to execute and/or deliver or cause to be executed and/or delivered any of the notes, instruments, mortgages, pledges, agreements or documents required by Agent from the parties specified by

Agent as described in Section B.2.b. above, in Agent's sole and absolute discretion, within forty-five (45) days from the date hereof, shall constitute an Event of Default under the Credit Agreement and the Other Documents.

C. AMENDMENT. The definition of "Borrowing Base" appearing in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         ""Borrowing Base" means the sum of:

                  (a) up to ninety percent (90%) of the Factor Payments Due, less reserves established by Agent from time to time in its sole and absolute discretion (in addition to, and not in limitation of the reserves established by Agent pursuant to subsection (g) of this definition); plus

                  (b) ninety percent (90%) of the balance due on Eligible Receivables; plus

                  (c) the lesser of (i) fifty percent (50%) of the value of Eligible Inventory located in the United States of America or (ii) Thirteen Million ($13,000,000) Dollars; plus

                  (d) fifty percent (50%) of the value of Eligible Inventory which is in transit and is covered by a commercial letter of credit issued by the Issuer; plus

                  (e)      the Overadvance Limit; plus

                  (f) up to ninety percent (90%) of the PKT Receivable Supplemental Availability; less

                  (g) reserves. Reserves shall mean an excess dilution reserve in an amount equal to all amounts by which Dilution of Receivables exceeds ten percent (10%), rounded up to the nearest full percentage."

D.       AGREEMENT

         1. On or before the date that is forty-five (45) days from the date hereof, Borrowers shall change the lockbox designation on all invoices evidencing all Receivables (other than Factored Receivables) created on and after such date and take such other actions as are necessary to ensure that all payments with respect to such Receivables are directed to a lockbox designated by Agent.

         2. Without limiting Agent's rights under the Credit Agreement, including under Section 5.10 of the Credit Agreement, and without limiting Agent's right to determine the time, method, frequency and manner of such audits and inspections, Borrowers acknowledge that Agent has advised Borrowers that Agent shall conduct audits of Borrowers' books and records, including cash receipt journals, on a monthly basis, or more frequently as determined by Agent in its sole and absolute discretion from time to time. Borrowers acknowledge, confirm and agree that Borrowers shall fully cooperate with all such inspections and audits and promptly provide access to and make available to Agent all books, records, information, documents and personnel requested by Agent in connection with such audits and inspections.

         3. In addition to Borrowers' obligations under Section 5.15(d) of the Credit Agreement, Borrowers hereby acknowledge, confirm and agree that Borrowers shall notify Agent of the receipt by any Borrower of any proceeds of any Receivable on the date of receipt thereof.

         4. Each of the Borrowers hereby agrees to provide Agent with such financial information, projections and reports so as to permit Agent and Borrowers to amend and restate the financial covenants as set forth in Section
7.5 of the Credit Agreement on mutually agreeable terms on or before October 1, 2003; and in determining such covenants, Agent will consider such projections of the Borrowers that are accepted by Agent and by an independent consultant appointed by Borrowers and approved by Agent; PROVIDED, HOWEVER, THAT, in the event that the financial covenants are not amended and restated on terms acceptable to Agent in its sole discretion on or prior to October 1, 2003, such failure shall be deemed to be an Event of Default under the Credit Agreement and the Other Documents.

         5. Borrowers acknowledge, confirm and agree that Borrowers' failure to comply with any of the terms or provisions of Sections D.1, 2, 3 or 4 of this agreement, as determined by Agent in its sole and absolute discretion, shall constitute an Event of Default under the Credit Agreement and the Other Documents.

E. FEE. In consideration of the waiver herein, Borrowers jointly and severally agree to pay a non-refundable fee to Agent in the amount of One Hundred Thousand ($100,000) Dollars, which fee shall be fully earned, due and payable as of the date hereof and shall be charged by Agent to Borrowers as of the date hereof.

F.       GENERAL PROVISIONS

         1. Each of the Borrowers hereby acknowledges, confirms and agrees that all amounts charged or credited to the Loan Account as of June 30, 2003 are correct and binding upon each of the Borrowers and that all amounts reflected to be due and owing in the Loan Account as of June 30, 2003 are due and owing without defense, offset or counterclaim.

         2. Each of the Borrowers forever releases and discharges Agent, its affiliates, officers, directors, and employees, and its successors and assigns (collectively the "Released Parties") from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extent, executions, claims and demands whatsoever, in law, admiralty or equity, without defense, offset or counterclaim, which any of the Borrowers ever had or now or hereafter can, shall or may, have against any of the Released Parties for, upon, or by reason of any matter, cause or thing whatsoever solely arising under or in any way connected with the Credit Agreement, the Other Documents, this Agreement, any other agreements, instruments, or documents contemplated or required under this Agreement, or the transactions arising under or in connection herewith or therewith.

         3. Except as specifically set forth herein, no other changes or modifications to the Credit Agreement or the Other Documents are intended or implied, and, in all other respects, the Credit Agreement and the Other Documents shall continue to remain in full force and effect in accordance with their respective terms as of the date hereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by Agent of any other provision of the Credit Agreement or the Other Documents nor shall anything contained herein be construed as a consent by Agent to any transaction other than those specifically consented to herein.

         4. The terms and provisions of this agreement shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this agreement.

         5. This agreement may be signed in counterparts, each of which shall be an original and all of which taken together constitute one agreement. In making proof of this agreement, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged.

         6. This agreement sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This agreement cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.

         7. Notwithstanding to the contrary set forth herein, this agreement shall not be effective unless and until Agent receives an original Ratification and Amendment of Guaranties executed as of the date hereof by Gerard Guez, in favor and content satisfactory to Agent, in its sole discretion.

                                           Very truly yours,

                                           GMAC COMMERCIAL FINANCE LLC,
                                             AS AGENT

                                           By: /S/ ILLEGIBLE
                                               ------------------------
                                                 Title:


ACKNOWLEDGED AND AGREED:

TARRANT APPAREL GROUP

By:        /S/ PATRICK CHOW
         -----------------------
         Patrick Chow
Title:   Chief Financial Officer

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]




TAG MEX, INC.

By:        /S/ PATRICK CHOW
         -----------------------
         Patrick Chow
Title:   Chief Financial Officer



FASHION RESOURCE (TCL), INC.

By:        /S/ PATRICK CHOW
         -----------------------
         Patrick Chow
Title:   Chief Financial Officer


UNITED APPAREL VENTURES, LLC

By:        /S/ PATRICK CHOW
         -----------------------
         Patrick Chow
Title:   Manager